Exhibit 10.26

FIRST AMENDMENT TO GROUND LEASE

This First Amendment to Ground Lease (“Amendment”) is made and entered into effective as of the 15th day of January, 2004 by and between Landry’s Management, L.P., a Delaware limited partnership (“Landlord”), and 610 Loop Venture, L.L.C., a Texas limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Ground Lease Agreement (“Ground Lease”) effective as of the 12th day of May, 1999; and

WHEREAS, Landlord and Tenant desire to extend the primary term of the Ground Lease.

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is whereby acknowledged, the parties hereto agree as follows:

1.	Paragraph 1(a) of the Ground Lease is hereby amended to change the termination date from May 31st, 2004 to May 31st, 2009.

2.	Except as provided for in this Amendment, the Ground Lease and all other terms contained therein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date provided hereinabove.

LANDLORD: Landry’s Management, L.P., a Delaware corporation By: Landry’s G.P., Inc., a Delaware corporation, general partner

By:
Name: Joe Max Taylor Title: Authorized Signature

MANAGER: 610 Loop Venture, L.L.C., a Texas limited liability company

By:
Name: Tilman J. Fertitta Title: Manager